UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2018

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300,
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to Government Properties Income Trust.

Item 8.01.  Other Events.

On November 16, 2018, we and Select Income REIT, a Maryland real estate investment trust, or SIR, each filed with the Securities and Exchange Commission, or the SEC, a definitive joint proxy statement/prospectus, or, as amended and supplemented from time to time, the Joint Proxy Statement/Prospectus, with respect to (i) the special meeting of our shareholders to be held on December 20, 2018 at 1:00 p.m., at which our shareholders will be asked to, among other things, vote on a proposal to approve the issuance of our common shares of beneficial interest in the previously announced merger, or the Merger, of SIR with and into GOV MS REIT, a Maryland real estate investment trust and our wholly owned subsidiary, or Merger Sub, with Merger Sub as the surviving entity in the Merger, pursuant to the Agreement and Plan of Merger, dated as of September 14, 2018, as it may be amended from time to time, by and among the Company, Merger Sub and SIR, or the Merger Agreement, and (ii) the special meeting of SIR’s shareholders to be held on December 20, 2018 at 3:00 p.m., at which SIR’s shareholders will be asked to, among other things, vote on a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement to which SIR is a party.

As previously disclosed in the Joint Proxy Statement/Prospectus, four lawsuits, collectively, the Lawsuits, have been filed against SIR and each of the members of the board of trustees of SIR, and in one instance also against the Company. Two of the lawsuits, Chen v. Select Income REIT, et al., Civ. No. 1:18-cv-10418-GBD, or the Chen Action, and Schwartz v. Select Income REIT, et al., Civ. No. 1:18-cv-10790, or the Schwartz Action, were filed in the United States District Court for the Southern District of New York, on November 9, 2018 and November 19, 2018, respectively. The third lawsuit, Sinkula v. Select Income REIT, et al., Case No. 1:18-cv-12389-DJC, or the Sinkula Action, was filed on November 15, 2018 in the United States District Court for the District of Massachusetts. The Chen Action, Schwartz Action and Sinkula Action claim that the Joint Proxy Statement/Prospectus fails to disclose certain material information related to the Merger. The fourth lawsuit, Scarantino v. Fraiche et al., or the Scarantino Action, was filed in the Circuit Court for Baltimore City on November 16, 2018. The Scarantino Action primarily alleges that the members of the SIR board of trustees breached their fiduciary duties to SIR’s shareholders by, among other things, purportedly failing to disclose certain material information relating to the Merger in the Joint Proxy Statement/Prospectus.

We and SIR continue to believe that all allegations in the Lawsuits are without merit. However, we and SIR wish to make certain supplemental disclosures related to the Merger and the other transactions contemplated by the Merger Agreement solely for the purpose of mooting the allegations contained in the Lawsuits and avoiding the expense and burden of litigation. Nothing in the supplemental disclosures shall be deemed an admission of the materiality under applicable law of any of the supplemental disclosures.

Important information concerning the Merger and the other transactions contemplated by the Merger Agreement is set forth in the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

We and SIR have agreed to make the following amended and supplemental disclosures to the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. Page references in the below disclosures are to the Joint Proxy Statement/Prospectus, and defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus. Without admitting in any way that the disclosures below are material, we and SIR make the following amended and supplemental disclosures:

1.              The following supplemental disclosure restates in its entirety the first sentence of the second full paragraph on page 92 of the Joint Proxy Statement/Prospectus under the heading “Background of the Merger and the Other Transactions.”

Following the adjournment of the SIR board of trustees meeting, Donna D. Fraiche, William A. Lamkin and Jeffrey P. Somers, comprising all of the independent trustees of SIR, and representatives of Skadden met in executive session to further discuss the Merger and the other Transactions and the SIR special committee’s process with respect to evaluation and negotiation of the Merger and the other Transactions.

2.              The following supplemental disclosure is added after the third full paragraph on page 119 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—SIR excluding ILPT Selected Public Companies Analysis.”

	EV/EBITDA		Price/FFO		Price/AFFO or Price/CAD
Selected Companies	2018E	2019E	2018E	2019E	2018E	2019E
Gladstone Commercial Corp.	15.1x	13.9x	12.2x	11.9x	12.9x	12.5x
Lexington Realty Trust	11.8x	12.7x	8.5x	9.4x	9.5x	10.9x

3.              The following supplemental disclosure is added after the third full paragraph on page 120 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—GOV Selected Public Companies Analysis.”

	EV/EBITDA		Price/FFO		Price/AFFO or Price/CAD
Selected Companies	2018E	2019E	2018E	2019E	2018E	2019E

Office / Industrial Net Lease Peers
Gladstone Commercial Corp.	15.1x	13.9x	12.2x	11.9x	12.9x	12.5x
Lexington Realty Trust	11.8x	12.7x	8.5x	9.4x	9.5x	10.9x

Office Peers
Brandywine Realty Trust	17.1x	15.4x	11.9x	11.3x	16.2x	15.0x
Cousins Properties	16.3x	15.0x	15.0x	14.4x	21.3x	18.8x
Corporate Office Properties Trust	17.8x	16.6x	15.1x	14.5x	20.2x	19.4x
Highwoods Properties, Inc.	16.6x	16.0x	14.1x	13.7x	23.2x	21.9x
Piedmont Office Realty Trust, Inc.	15.0x	14.7x	11.5x	11.0x	15.1x	15.7x

4.              The following supplemental disclosure restates in its entirety the table on page 121 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—Selected Precedent Transactions Analysis.”

Date Announced	Target Name	Acquiror Name	Equity Value/CY + 1 FFO	Equity Value/CY + 1 AFFO or Equity Value/CY + 1 CAD
June 2018	Corporate Property Associates 17—Global Incorporated	W.P. Carey, Inc.	na	15.4x
May 2018	Gramercy Property Trust Inc.	Blackstone Group L.P.	13.9x	14.6x
July 2015	Gramercy Property Trust Inc.	Chambers Street Properties	10.6x	10.8x
September 2014	Cole Corporate Income Trust, Inc.	Select Income REIT	13.1x	15.0x
October 2013	Cole Real Estate Investments, Inc.	American Realty Capital Properties, Inc.	15.3x	14.5x
July 2013	Corporate Property Associates 16—Global Incorporated	W.P. Carey, Inc.	16.8x	13.8x
July 2013	American Realty Capital Trust IV, Inc.	American Realty Capital Properties, Inc.	14.0x	14.8x
May 2013	CapLease, Inc.	American Realty Capital Properties, Inc.	15.8x	15.0x
January 2013	Cole Credit Property Trust II, Inc.	Spirit Realty Capital, Inc.	14.1x	15.3x
December 2012	American Realty Capital Trust III, Inc.	American Realty Capital Properties, Inc.	15.5x	15.9x
September 2012	American Realty Capital Trust, Inc.	Realty Income Corporation	14.1x	13.7x

5.              The following supplemental disclosure restates in its entirety the paragraph on page 122 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—Discounted Cash Flow Analyses—SIR excluding ILPT.”

UBS calculated a range of implied present values (as of June 30, 2018) of the standalone unlevered free cash flows that SIR excluding ILPT was forecasted to generate from June 30, 2018 through the end of fiscal year 2021 and of terminal values for SIR excluding ILPT.

UBS calculated unlevered free cash flow as SIR excluding ILPT’s Adjusted EBITDA, less capital expenditures and leasing costs, less redevelopment costs, less non-cash rents, non-cash expenses and equity in earnings of investees and other non-cash adjustments, less general and administrative expenses paid in common shares, less state, local and franchise taxes.

Based on the foregoing calculations, UBS calculated the unlevered cash flow for SIR excluding ILPT from June 30, 2018 through the end of fiscal year 2021 of $50 million, $155 million, $169 million and $186 million, respectively.

Implied terminal values of $2,654 million to $3,097 million were derived by applying to SIR excluding ILPT’s estimated 2022 Adjusted EBITDA a range of forward multiples of 12.0x to 14.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 7.5% to 8.5%, based on a range of SIR excluding ILPT’s weighted average cost of capital estimated by UBS (derived by utilizing the capital asset pricing model). UBS selected the range of forward multiples and discount rates based on its professional judgment and expertise.

UBS then added to the range of present values it derived for SIR excluding ILPT the market value of the shares of class A common stock of RMR Inc. owned by SIR of $149 million, based on the closing price of such shares as of September 12, 2018 and subtracted the net debt of $1,701 million as of June 30, 2018. The discounted cash flow analysis resulted in a range of implied equity values for SIR excluding ILPT of $10.31 to $14.97 per SIR Common Share.

6.              The following supplemental disclosure restates in its entirety the paragraph beginning on page 122 and continuing to page 123 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—Discounted Cash Flow Analyses—GOV.”

UBS calculated a range of implied present values (as of June 30, 2018) of the standalone unlevered free cash flows that GOV excluding a certain property of GOV was forecasted to generate from June 30, 2018 through the end of fiscal year 2021 and of terminal values for GOV.

UBS calculated unlevered free cash flow as GOV’s Adjusted EBITDA before Secondary Sale, less capital expenditures and leasing costs, less redevelopment costs, less non-cash rents and other non-cash adjustments, non-cash expenses and equity in earnings of investees, less general and administrative expenses paid in common shares, less state, local and franchise taxes, less cash flows associated with the certain property of GOV, plus net proceeds from asset sales.

Based on the foregoing calculations, UBS calculated the unlevered cash flow for GOV from June 30, 2018 through the end of fiscal year 2021 of $536 million, $84 million, $107 million and $105 million, respectively.

Implied terminal values of $2,386 million to $2,828 million were derived by applying to GOV’s estimated 2022 Adjusted EBITDA before Secondary Sale a range of forward EBITDA multiples of 13.5x to 16.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 7.0% to 8.0%, based on a range of GOV’s weighted average cost of capital estimated by UBS (derived by utilizing the capital asset pricing model). UBS selected the range of forward EBITDA multiples and discount rates based on its professional judgment and expertise. UBS then added the present value of a certain property of GOV, calculated based on the unlevered free cash flows that the property was forecast to generate through to the end of fiscal year 2026 to capture the fully stabilized financials from the repositioning of the property, and utilizing a range of forward multiples of 13.5x to 16.0x and discount rates ranging from 7.0% to 8.0%.

UBS then added to the range of present values it derived for GOV the market values of the shares of class A common stock of RMR Inc. and SIR Common Shares owned by GOV of $114 million and $499 million, respectively, based on the closing prices of such shares as of September 12, 2018 and then subtracted the net debt of $2,125 million as of June 30, 2018. The discounted cash flow analysis of GOV resulted in a range of implied equity values of $12.21 to $16.82 per GOV Common Share.

7.              The following supplemental disclosure restates in its entirety the first paragraph on page 123 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—Discounted Cash Flow Analyses—Pro Forma Combined Company.”

UBS calculated a range of implied present values (as of June 30, 2018) of the unlevered free cash flows that the pro forma combined company excluding a certain property of GOV was forecasted to generate from June 30, 2018 through the end of fiscal year 2021 and of terminal values for the pro forma combined company, including certain cost savings estimates totaling approximately $3.1 million per annum prepared by the management of SIR.

UBS calculated unlevered free cash flow as the combined company’s Adjusted EBITDA before Secondary Sale, plus estimated synergies, less capital expenditures and leasing costs, less redevelopment costs, less non-cash rents, non-cash expenses and equity in earnings of investees, less general and administrative expenses paid in common shares, less state, local and franchise taxes, less: cash flows associated with the certain property of GOV, plus net proceeds from asset sales.

Based on the foregoing calculations, UBS calculated the unlevered cash flow for the combined company from June 30, 2018 through the end of fiscal year 2021 of $588 million, $241 million, $280 million and $294 million, respectively.

Implied terminal values of $5,114 million to $6,016 million were derived by applying to the pro forma combined company’s estimated 2022 Adjusted EBITDA before Secondary Sale a range of forward EBITDA multiples of 12.75x to 15.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 7.0% to 8.0%, based on a range of the pro forma combined company’s weighted average cost of capital estimated by UBS (derived by utilizing the capital asset pricing model). UBS selected the range of forward EBITDA multiples and discount rates based on its professional judgment and expertise.

UBS then added the present value of a certain property of GOV, calculated based on the unlevered free cash flows that the property was forecast to generate through to the end of fiscal year 2026 to capture the fully stabilized financials from the repositioning of the property, and utilizing a range of forward multiples of 13.5x to 16.0x and discount rates ranging from 7.0% to 8.0%.

UBS then added to the range of present values it derived for the pro forma combined company the market values of the shares of class A common stock of RMR Inc. and SIR Common Shares owned by SIR and GOV of $262 million and $499 million respectively, based on the closing prices of such shares as of September 12, 2018 and then subtracted the net debt of $3,826 million as of June 30, 2018 and estimated transactions fees and expenses of approximately $42.0 million as provided by the management of SIR. The discounted cash flow analysis of the pro forma combined company resulted in a range of implied equity values of $11.87 to $16.72 per SIR Common Share.

8.              The following supplemental disclosure is added after the third sentence of the first paragraph on page 124 of the Joint Proxy Statement/Prospectus under the heading “Opinion of Financial Advisor to the SIR Special Committee—Miscellaneous.”

For the services described in clauses (i) through (vi) above, UBS and its affiliates received during such two-year period aggregate fees of approximately $6 million from GOV, $7 million from ILPT, $1 million from RMR Inc. and less than $1 million from SIR.

Additional Information about the Merger and the Other Transactions and Where to Find It

In connection with the Merger and the other transactions contemplated by the Merger Agreement, the Company has filed with the SEC a registration statement on Form S-4 containing the Joint Proxy Statement/Prospectus and other documents with respect to the Merger and the other transactions contemplated by the Merger Agreement. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE OTHER TRANSACTIONS.

The Joint Proxy Statement/Prospectus has been mailed to our and SIR’s shareholders. Investors may obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of our filings with the SEC from our website at www.govreit.com and free copies of SIR’s filings with the SEC from SIR’s website at www.sirreit.com.

Participants in the Solicitation Relating to the Merger and the Other Transactions

We, our trustees and certain of our executive officers, SIR, its trustees and certain of its executive officers, and The RMR Group LLC, The RMR Group Inc. and certain of their directors, officers and employees may be deemed participants in the solicitation of proxies from our shareholders in respect of the approval of the issuance of our common shares of beneficial interest in the Merger and from SIR’s shareholders in respect of the approval of the Merger and the other transactions contemplated by the Merger Agreement to which SIR is a party. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of our and SIR’s shareholders in connection with the Merger and the other transactions contemplated by the Merger Agreement is set forth in the Joint Proxy Statement/Prospectus for the Merger filed with the SEC. You can find information about our trustees and executive officers in our definitive proxy statement for its 2018 Annual Meeting of Shareholders. You can find information about SIR’s trustees and executive officers in SIR’s definitive proxy statement for its 2018 Annual Meeting of Shareholders. These documents are available free of charge on the SEC’s website and from us or SIR, as applicable, using the sources indicated above.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  WE AND SIR BELIEVE THAT THE ALLEGATIONS CONTAINED IN THE LAWSUITS ARE WITHOUT MERIT. NONETHELESS, LITIGATION MAY BE DISTRACTING TO OUR MANAGEMENT AND EXPENSIVE, AND THIS DISTRACTION AND EXPENSE MAY CONTINUE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 AND THE JOINT PROXY STATEMENT/PROSPECTUS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Dated:  December 10, 2018